ARTICLES OF INCORPORATION            Filed Electronically
                              FOR                        March 03, 2003
                         MYZIPSOFT, INC.                 Sec. Of State

The undersigned incorporator, for the purpose of forming a Florida profit corporation, hereby adopts the following Articles of Incorporation:

         ARTICLE I
The name of this corporation is:
     MYZIPSOFT, INC.

         ARTICLE II
The principal place of business address:
     2700 PGA BLVD.
     SUITE 103
     PALM BEACH GARDENS, FL. US 33410

The mailing address of the corporation is:
     2700 PGA BLVD.
     SUITE 103
     PALM BEACH GARDENS, FL. US 33410

        ARTICLE III
The purpose for which this corporation is organized is:
     ANY AND ALL LAWFUL BUSINESS.

        ARTICLE IV
The number of shares the corporation is authorized to issue is:
     FIFTY MILLION (50,000,000)

        ARTICLE V
The name and Florida street address of the registered agent is:
     DAVID J PANAIA
     10 WYNDHAM LANE
     PALM BEACH GARDENS, FL.  33418

I certify that I am familiar with and accept the responsibilities of registered agent.

Registered Agent Signature:  /s/ DAVID J. PANAIA

        ARTICLE VI
The name and address of the incorporator is :
     DAVID J PANAIA
     2700 PGA BLVD.
     SUITE 103
     PALM BEACH GARDENS, FL 33410

Incorporator Signature:  /s/ DAVID J. PANAIA

        ARTICLE VII
The initial officer(s) and/or director(s) of the corporation is/are:
     Title:  P,D
     DAVID J PANAIA
     2700 PGA BLVD. SUITE 103
     PALM BEACH GARDENS, FL. 33410 US

        ARTICLE VIII
The effective date for this corporation shall be:
     02/28/2003